                                                                      Exhibit 12

                     CERTIFICATE OF THE SOLE STOCKHOLDER OF
                        MERCURY PREMIER GROWTH FUND, INC.



         Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Mercury Premier Growth Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

 Number of Class A     Number of Class B    Number of Class C    Number of Class D
       Shares                Shares               Shares               Shares
       ------                ------               ------               ------
        2,500                 2,500                2,500                2,500



                                       FUND ASSET MANAGEMENT, L.P.

                                       By: /s/ Terry K. Glenn
                                          --------------------------------

                                              Authorized Officer




Dated: March 21, 2000